Exhibit 99.1

CVR Refining Reports 2017 Fourth Quarter and Full Year Results
And Announces Cash Distribution of 45 Cents

SUGAR LAND, Texas (Feb. 22, 2018) - CVR Refining, LP (NYSE: CVRR), a refiner and marketer of petroleum fuels, today announced net income of $88.8 million on net sales of $5,664.2 million for full year 2017, compared to net income of $15.3 million on net sales of $4,431.3 million for full year 2016. Adjusted EBITDA, a non-GAAP financial measure, for full year 2017 was $372.6 million, compared to adjusted EBITDA of $222.8 million for the previous year.

For the fourth quarter of 2017, the company reported a net loss of $29.0 million on net sales of $1,516.7 million, compared to a net loss of $10.7 million on net sales of $1,269.4 million for the fourth quarter of 2016. Adjusted EBITDA for the 2017 fourth quarter was $76.4 million compared to adjusted EBITDA of $27.7 million for the 2016 fourth quarter.

“Stronger crack spreads and record operating rates resulted in overall solid results for CVR Refining in the 2017 full year and fourth quarter,” said Dave Lamp, chief executive officer. “The Coffeyville, Kansas, refinery achieved an annual crude oil throughput record of more than 131,000 barrels per day (bpd) and the Wynnewood, Oklahoma, refinery successfully completed its major scheduled plant turnaround in the fourth quarter.

“Looking forward, we will continue to focus on safe and reliable operations while increasing shareholder value by implementing self-help initiatives and developing capital improvements that will meaningfully improve our return on capital employed,” Lamp said.

Consolidated Operations

Fourth quarter 2017 throughputs of crude oil and all other feedstocks and blendstocks totaled 203,263 bpd. Throughputs of crude oil and all other feedstocks and blendstocks for both refineries totaled 223,266 bpd for the same period in 2016.

Refining margin adjusted for FIFO impact per crude oil throughput barrel, a non-GAAP financial measure, was $11.87 in the 2017 fourth quarter, compared to $7.32 during the same period in 2016. Direct operating expenses (exclusive of depreciation and amortization), including major scheduled turnaround expenses, per crude oil throughput barrel, for the 2017 fourth quarter were $7.78, compared to $4.96 in the fourth quarter of 2016.

Distributions

CVR Refining also announced today a fourth quarter 2017 distribution of 45 cents per common unit. The distribution, as set by the board of CVR Refining GP, LLC, the general partner of CVR Refining, will be paid on March 12, 2018, to unitholders of record on March 5, 2018. CVR Refining’s cumulative cash distributions paid or declared for the 2017 full year were $1.39 per common unit.

CVR Refining is a variable distribution master limited partnership. As a result, its quarterly distributions, if any, will vary from quarter to quarter due to several factors, including, but not limited to, its operating performance, fluctuations in the prices paid for crude oil and other feedstocks, as well as the prices received for finished products, RINs' costs and cash reserves deemed necessary or appropriate by the board of directors of its general partner.

Exhibit 99.1

Fourth Quarter 2017 Earnings Conference Call

CVR Refining previously announced that it will host its fourth quarter 2017 Earnings Conference Call for analysts and investors on Thursday, Feb. 22, at 1 p.m. Eastern. The Earnings Conference Call may also include discussion of the partnership’s developments, forward-looking information and other material information about business and financial matters.

The Earnings Conference Call will be broadcast live over the Internet at
https://www.webcaster4.com/Webcast/Page/1005/24488. For investors or analysts who want to participate during the call, the dial-in number is (877) 407-8289.

For those unable to listen live, the webcast will be archived and available for 14 days at
https://www.webcaster4.com/Webcast/Page/1005/24488. A repeat of the conference call can be accessed by dialing (877) 660-6853, conference ID 13676236.

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This release serves as a qualified notice to nominees and brokers as provided for under Treasury Regulation Section 1.1446-4(b). Please note that 100 percent of CVR Refining’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, CVR Refining’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate.

Forward-Looking Statements
This news release contains forward-looking statements. You can generally identify forward-looking statements by our use of forward-looking terminology such as “outlook,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. For a discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. These risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. CVR Refining disclaims any intention or obligation to update publicly or revise its forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

About CVR Refining, LP
Headquartered in Sugar Land, Texas, CVR Refining, LP is an independent downstream energy limited partnership that owns refining and related logistics assets in the Midcontinent United States. CVR Refining’s subsidiaries operate a complex full coking medium-sour crude oil refinery with a rated capacity of 115,000 barrels per calendar day (bpcd) in Coffeyville, Kansas, and a complex crude oil refinery with a rated capacity of 70,000 bpcd in Wynnewood, Oklahoma. CVR Refining’s subsidiaries also operate and invest in supporting logistics assets, including approximately 570 miles of owned, leased and joint venture pipelines, approximately 130 crude oil transports, a network of strategically located crude oil gathering tank farms, and approximately 6.4 million barrels of owned and leased crude oil storage capacity.

For further information, please contact:

Investor Contact:
Jay Finks
CVR Refining, LP
(281) 207-3588
IR@CVRRefining.com

Media Relations:
Brandee Stephens
CVR Refining, LP
(281) 207-3516
MediaRelations@CVRRefining.com

CVR Refining, LP

Financial and Operational Data (all information in this release is unaudited other than the statement of operations and cash flow data for the year ended December 31, 2016 and the balance sheet data as of December 31, 2016).

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(in millions, except per unit data)
Statement of Operations Data:
Net sales	$1,516.7	$1,269.4	$5,664.2	$4,431.3
Operating costs and expenses:
Cost of materials and other	1,281.0	1,107.5	4,804.7	3,759.2
Direct operating expenses(1)(2)	134.5	94.7	443.8	393.4
Depreciation and amortization	32.5	32.6	129.3	126.3
Cost of sales	1,448.0	1,234.8	5,377.8	4,278.9
Selling, general and administrative expenses(1)	21.1	18.5	78.8	71.9
Depreciation and amortization	1.1	0.8	3.8	2.7
Operating income	46.5	15.3	203.8	77.8
Interest expense and other financing costs	(12.0)	(11.7)	(47.2)	(43.4)
Interest income	0.1	0.1	0.5	0.1
Loss on derivatives, net	(65.0)	(14.6)	(69.8)	(19.4)
Other income, net	1.4	0.2	1.5	0.2
Income (loss) before income tax expense	(29.0)	(10.7)	88.8	15.3
Income tax expense	—	—	—	—
Net income (loss)	$(29.0)	$(10.7)	$88.8	$15.3

Net income (loss) per common unit - basic and diluted	$(0.20)	$(0.07)	$0.60	$0.10

Adjusted EBITDA*	$76.4	$27.7	$372.6	$222.8
Available cash for distribution*	$65.6	$—	$204.2	$0.3

Weighted average, number of common units outstanding:
Basic and diluted	147.6	147.6	147.6	147.6

* See “Use of Non-GAAP Financial Measures” below.
(1) Direct operating expenses and selling, general and administrative expenses for the three months and years ended December 31, 2017 and 2016 are shown exclusive of depreciation and amortization, which amounts are presented separately below direct operating expenses and selling, general and administrative expenses.

(2) Direct operating expenses includes $43.0 million and $80.4 million of major scheduled turnaround expenses during the three months and year ended December 31, 2017, respectively. Direct operating expenses includes $0.0 million and $31.5 million of major scheduled turnaround expenses during the three months and year ended December 31, 2016, respectively.

	As of December 31,
	2017	2016
		(audited)
	(in millions)
Balance Sheet Data:
Cash and cash equivalents	$173.8	$314.1
Working capital	217.5	313.7
Total assets	2,269.9	2,331.9
Total debt, including current portion	540.6	541.5
Total partners’ capital	1,246.8	1,296.7

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(in millions)
Cash Flow Data:
Net cash flow provided by (used in):
Operating activities	$(136.4)	$81.4	$177.9	$267.8
Investing activities(1)	(109.5)	(21.3)	(176.1)	(107.9)
Financing activities	(140.7)	(31.9)	(142.1)	(33.1)
Net cash flow	$(386.6)	$28.2	$(140.3)	$126.8

Capital expenditures for property, plant and equipment
Maintenance capital expenditures	$19.7	$13.5	$77.7	$63.6
Growth capital expenditures	13.9	5.4	22.0	38.7
Total capital expenditures	$33.6	$18.9	$99.7	$102.3

(1)
Investing activities for the three months and year ended December 31, 2017 includes investments in affiliate joint ventures, net of return of investment, totaling $75.9 million and $76.5 million, respectively.

Operating Data

The following tables set forth information about our consolidated operations and our Coffeyville and Wynnewood refineries. Reconciliations of certain non-GAAP financial measures are provided under “Use of Non-GAAP Financial Measures” below.

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Key Operating Statistics:
Per crude oil throughput barrel:
Gross profit	$3.97	$1.81	$3.83	$2.10
Refining margin*	13.63	8.49	11.50	9.27
FIFO impact, favorable	(1.76)	(1.17)	(0.40)	(0.72)
Refining margin adjusted for FIFO impact*	11.87	7.32	11.10	8.55
Direct operating expenses and major scheduled turnaround expenses	7.78	4.96	5.94	5.43
Direct operating expenses excluding major scheduled turnaround expenses	5.29	4.96	4.86	4.99
Direct operating expenses and major scheduled turnaround expenses per barrel sold	7.06	4.64	5.55	5.08
Direct operating expenses excluding major scheduled turnaround expenses per barrel sold	$4.80	$4.64	$4.55	$4.67
Barrels sold (barrels per day)	207,112	221,921	218,912	211,643

* See "Use of Non-GAAP Financial Measures" below.

	Three Months Ended December 31,				Year Ended December 31,
	2017		2016		2017		2016
		%		%		%		%
Refining Throughput and Production Data (bpd):
Throughput:
Sweet	182,339	89.7	185,154	82.9	194,613	89.8	177,256	84.8
Medium		—	3,160	1.4	—	—	2,525	1.2
Heavy sour	5,657	2.8	19,108	8.6	10,135	4.7	18,261	8.7
Total crude oil throughput	187,996	92.5	207,422	92.9	204,748	94.5	198,042	94.7
All other feedstocks and blendstocks	15,267	7.5	15,844	7.1	12,032	5.5	11,077	5.3
Total throughput	203,263	100.0	223,266	100.0	216,780	100.0	209,119	100.0
Production:
Gasoline	104,169	50.8	114,682	51.1	110,226	50.7	108,762	51.9
Distillate	85,550	41.8	91,021	40.5	90,409	41.6	85,092	40.6
Other (excluding internally produced fuel)	15,128	7.4	18,782	8.4	16,818	7.7	15,751	7.5
Total refining production (excluding internally produced fuel)	204,847	100.0	224,485	100.0	217,453	100.0	209,605	100.0
Product price (dollars per gallon):
Gasoline	$1.69		$1.42		$1.59		$1.34
Distillate	1.89		1.52		1.66		1.36

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Market Indicators (dollars per barrel):
West Texas Intermediate (WTI) NYMEX	$55.30	$49.29	$50.85	$43.47
Crude Oil Differentials:
WTI less WTS (light/medium sour)	0.42	0.92	0.97	0.85
WTI less WCS (heavy sour)	16.61	15.04	12.69	13.95
NYMEX Crack Spreads:
Gasoline	16.63	12.96	17.46	15.42
Heating Oil	23.96	16.45	18.93	13.89
NYMEX 2-1-1 Crack Spread	20.29	14.70	18.19	14.66
PADD II Group 3 Product Basis:
Gasoline	(0.14)	(3.70)	(1.83)	(3.62)
Ultra Low Sulfur Diesel	(0.53)	(2.55)	(0.50)	(0.92)
PADD II Group 3 Product Crack Spread:
Gasoline	16.49	9.28	15.63	11.82
Ultra Low Sulfur Diesel	23.42	13.91	18.42	12.96
PADD II Group 3 2-1-1	19.96	11.60	17.03	12.39

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(in millions, except operating statistics)
Coffeyville Refinery Financial Results:
Net sales	$1,117.3	$854.7	$3,867.8	$2,948.9
Cost of materials and other	936.2	750.6	3,285.8	2,513.9
Direct operating expenses(1)	54.6	52.0	209.5	196.4
Major scheduled turnaround expenses	—	—	—	31.5
Depreciation and amortization	17.7	18.4	71.5	69.7
Gross profit	108.8	33.7	301.0	137.4
Add:
Direct operating expenses(1)	54.6	52.0	209.5	196.4
Major scheduled turnaround expenses	—	—	—	31.5
Depreciation and amortization	17.7	18.4	71.5	69.7
Refining margin*	181.1	104.1	582.0	435.0
FIFO impact, favorable	(21.7)	(15.4)	(20.2)	(37.8)
Refining margin adjusted for FIFO impact*	$159.4	$88.7	$561.8	$397.2

Coffeyville Refinery Key Operating Statistics:
Per crude oil throughput barrel:
Gross profit	$8.87	$2.76	$6.27	$3.03
Refining margin*	14.77	8.55	12.12	9.57
FIFO impact, favorable	(1.77)	(1.26)	(0.42)	(0.83)
Refining margin adjusted for FIFO impact*	13.00	7.29	11.70	8.74
Direct operating expenses and major scheduled turnaround expenses	4.46	4.27	4.36	5.02
Direct operating expenses excluding major scheduled turnaround expenses	4.46	4.27	4.36	4.32
Direct operating expenses and major scheduled turnaround expenses per barrel sold	4.02	3.84	4.00	4.54
Direct operating expenses excluding major scheduled turnaround expenses per barrel sold	$4.02	$3.84	$4.00	$3.92
Barrels sold (barrels per day)	147,633	146,930	143,598	137,047

* See "Use of Non-GAAP Financial Measures" below.
(1) Direct operating expenses for the three months and years ended December 31, 2017 and 2016 are shown exclusive of depreciation and amortization and major scheduled turnaround expenses, which amounts are presented separately below direct operating expenses.

	Three Months Ended December 31,				Year Ended December 31,
	2017		2016		2017		2016
		%		%		%		%
Coffeyville Refinery Throughput and Production Data (bpd):
Throughput:
Sweet	127,586	87.9	113,243	78.4	121,434	86.4	104,679	78.9
Medium	—	—	—	—	—	—	1,229	0.9
Heavy sour	5,657	3.9	19,108	13.2	10,135	7.2	18,261	13.8
Total crude oil throughput	133,243	91.8	132,351	91.6	131,569	93.6	124,169	93.6
All other feedstocks and blendstocks	11,834	8.2	12,206	8.4	9,058	6.4	8,453	6.4
Total throughput	145,077	100.0	144,557	100.0	140,627	100.0	132,622	100.0
Production:
Gasoline	75,531	51.2	75,273	51.1	71,915	50.4	69,303	51.4
Distillate	61,568	41.7	60,550	41.1	59,593	41.7	55,790	41.4
Other (excluding internally produced fuel)	10,490	7.1	11,446	7.8	11,335	7.9	9,756	7.2
Total refining production (excluding internally produced fuel)	147,589	100.0	147,269	100.0	142,843	100.0	134,849	100.0

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(in millions, except operating statistics)
Wynnewood Refinery Financial Results:
Net sales	$398.3	$413.6	$1,792.1	$1,478.0
Cost of materials and other	345.0	356.9	1,519.7	1,245.4
Direct operating expenses(1)	36.9	42.7	153.9	165.5
Major scheduled turnaround expenses	43.0	—	80.4	—
Depreciation and amortization	13.2	12.8	51.7	50.7
Gross profit (loss)	(39.8)	1.2	(13.6)	16.4
Add:
Direct operating expenses(1)	36.9	42.7	153.9	165.5
Major scheduled turnaround expenses	43.0	—	80.4	—
Depreciation and amortization	13.2	12.8	51.7	50.7
Refining margin*	53.3	56.7	272.4	232.6
FIFO impact, favorable	(8.7)	(7.0)	(9.4)	(14.2)
Refining margin adjusted for FIFO impact*	$44.6	$49.7	$263.0	$218.4

Wynnewood Refinery Key Operating Statistics:
Per crude oil throughput barrel:
Gross profit (loss)	$(7.90)	$0.16	$(0.51)	$0.61
Refining margin*	10.58	8.20	10.20	8.60
FIFO impact, favorable	(1.73)	(1.01)	(0.35)	(0.53)
Refining margin adjusted for FIFO impact*	8.85	7.19	9.85	8.07
Direct operating expenses and major scheduled turnaround expenses	15.86	6.19	8.77	6.12
Direct operating expenses excluding major scheduled turnaround expenses	7.32	6.19	5.76	6.12
Direct operating expenses and major scheduled turnaround expenses per barrel sold	14.60	6.20	8.52	6.06
Direct operating expenses excluding major scheduled turnaround expenses per barrel sold	$6.74	$6.20	$5.60	$6.06
Barrels sold (barrels per day)	59,479	74,991	75,314	74,596

* See "Use of Non-GAAP Financial Measures" below.
(1) Direct operating expenses for the three months and years ended December 31, 2017 and 2016 are shown exclusive of depreciation and amortization and major scheduled turnaround expenses, which amounts are presented separately below direct operating expenses.

	Three Months Ended December 31,				Year Ended December 31,
	2017		2016		2017		2016
		%		%		%		%
Wynnewood Refinery Throughput and Production Data (bpd):
Throughput:
Sweet	54,753	94.1	71,911	91.4	73,179	96.1	72,577	94.9
Medium	—	—	3,160	4.0	—	—	1,296	1.7
Heavy sour	—	—	—	—	—	—	—	—
Total crude oil throughput	54,753	94.1	75,071	95.4	73,179	96.1	73,873	96.6
All other feedstocks and blendstocks	3,433	5.9	3,638	4.6	2,974	3.9	2,624	3.4
Total throughput	58,186	100.0	78,709	100.0	76,153	100.0	76,497	100.0
Production:
Gasoline	28,638	50.0	39,409	51.0	38,311	51.3	39,459	52.8
Distillate	23,982	41.9	30,471	39.5	30,816	41.3	29,302	39.2
Other (excluding internally produced fuel)	4,638	8.1	7,336	9.5	5,483	7.4	5,995	8.0
Total refining production (excluding internally produced fuel)	57,258	100.0	77,216	100.0	74,610	100.0	74,756	100.0

Use of Non-GAAP Financial Measures

To supplement our actual results in accordance with accounting principles generally accepted in the United States of America ("GAAP") for the applicable periods, CVR Refining, LP (the "Partnership") also uses the non-GAAP financial measures noted above, which are reconciled to our GAAP-based results below. These non-GAAP financial measures should not be considered an alternative for GAAP results. The adjustments are provided to enhance an overall understanding of the Partnership’s financial performance for the applicable periods and are indicators management believes are relevant and useful for planning and forecasting future periods.

Refining margin per crude oil throughput barrel is a measurement calculated as the difference between net sales and cost of materials and other. Refining margin is a non-GAAP measure that we believe is important to investors in evaluating our refineries' performance of as a general indication of the amount above our cost of materials and other at which we are able to sell refined products. Each of the components used in this calculation (net sales and cost of materials and other) are taken directly from our Consolidated Statements of Operations. Our calculation of refining margin may differ from similar calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure. In order to derive the refining margin per crude oil throughput barrel, we utilize the total dollar figures for refining margin as derived above and divide by the applicable number of crude oil throughput barrels for the period. We believe that refining margin and refining margin per crude oil throughput barrel are important to enable investors to better understand and evaluate our ongoing operating results and allow for greater transparency in the review of our overall financial, operational and economic performance.

Refining margin per crude oil throughput barrel adjusted for FIFO impact is a measurement calculated as the difference between net sales and cost of materials and other adjusted for FIFO impact. Refining margin adjusted for FIFO impact is a non-GAAP measure that we believe is important to investors in evaluating our refineries’ performance as a general indication of the amount above our cost of materials and other (taking into account the impact of our utilization of FIFO) at which we are able to sell refined products. Our calculation of refining margin adjusted for FIFO impact may differ from calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure. Under our FIFO accounting method, changes in crude oil prices can cause fluctuations in the inventory valuation of our crude oil, work in process and finished goods, thereby resulting in a favorable FIFO impact when crude oil prices increase and an unfavorable FIFO impact when crude oil prices decrease. In order to derive the refining margin per crude oil throughput barrel adjusted for FIFO impact, we utilize the total dollar figures for refining margin adjusted for FIFO impact as derived above and divide by the applicable number of crude oil throughput barrels for the period. We believe that refining margin adjusted for FIFO impact and refining margin per crude oil throughput barrel adjusted for FIFO impact are important to enable investors to better understand and evaluate our ongoing operating results and allow for greater transparency in the review of our overall financial, operational and economic performance.

The calculation of refining margin, refining margin adjusted for FIFO impact, refining margin per crude oil throughput barrel and refining margin adjusted for FIFO impact per crude oil throughput barrel (each a non-GAAP financial measure), including a reconciliation to the most directly comparable GAAP financial measure for the three months and years ended December 31, 2017 and 2016 is as follows:

Consolidated Operating Data
	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(in millions)
Net sales	$1,516.7	$1,269.4	$5,664.2	$4,431.3
Cost of materials and other	1,281.0	1,107.5	4,804.7	3,759.2
Direct operating expenses (exclusive of depreciation and amortization as reflected below)	91.5	94.7	363.4	361.9
Major schedule turnaround expenses	43.0	—	80.4	31.5
Depreciation and amortization	32.5	32.6	129.3	126.3
Gross profit	68.7	34.6	286.4	152.4
Add:
Direct operating expenses (exclusive of depreciation and amortization as reflected below)	91.5	94.7	363.4	361.9
Major schedule turnaround expenses	43.0	—	80.4	31.5
Depreciation and amortization	32.5	32.6	129.3	126.3
Refining margin	235.7	161.9	859.5	672.1
FIFO impact, favorable	(30.4)	(22.4)	(29.6)	(52.1)
Refining margin adjusted for FIFO impact	$205.3	$139.5	$829.9	$620.0

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Total crude oil throughput barrels per day	187,996	207,422	204,748	198,042
Days in the period	92	92	365	366
Total crude oil throughput barrels	17,295,632	19,082,824	74,733,020	72,483,372

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(in millions, except for $ per barrel data)
Refining margin	$235.7	$161.9	$859.5	$672.1
Divided by: crude oil throughput barrels	17.3	19.1	74.7	72.5
Refining margin per crude oil throughput barrel	$13.63	$8.49	$11.50	$9.27

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(in millions, except for $ per barrel data)
Refining margin adjusted for FIFO impact	$205.3	$139.5	$829.9	$620.0
Divided by: crude oil throughput barrels	17.3	19.1	74.7	72.5
Refining margin adjusted for FIFO impact per crude oil throughput barrel	$11.87	$7.32	$11.10	$8.55

Coffeyville Refinery
	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Total crude oil throughput barrels per day	133,243	132,351	131,569	124,169
Days in the period	92	92	365	366
Total crude oil throughput barrels	12,258,356	12,176,292	48,022,685	45,445,854

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(in millions, except for $ per barrel data)
Refining margin	$181.1	$104.1	$582.0	$435.0
Divided by: crude oil throughput barrels	12.3	12.2	48.0	45.4
Refining margin per crude oil throughput barrel	$14.77	$8.55	$12.12	$9.57

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(in millions, except for $ per barrel data)
Refining margin adjusted for FIFO impact	$159.4	$88.7	$561.8	$397.2
Divided by: crude oil throughput barrels	12.3	12.2	48.0	45.4
Refining margin adjusted for FIFO impact per crude oil throughput barrel	$13.00	$7.29	$11.70	$8.74

Wynnewood Refinery
	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Total crude oil throughput barrels per day	54,753	75,071	73,179	73,873
Days in the period	92	92	365	366
Total crude oil throughput barrels	5,037,276	6,906,532	26,710,335	27,037,518

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(in millions, except for $ per barrel data)
Refining margin	$53.3	$56.7	$272.4	$232.6
Divided by: crude oil throughput barrels	5.0	6.9	26.7	27.0
Refining margin per crude oil throughput barrel	$10.58	$8.20	$10.20	$8.60

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(in millions, except for $ per barrel data)
Refining margin adjusted for FIFO impact	$44.6	$49.7	$263.0	$218.4
Divided by: crude oil throughput barrels	5.0	6.9	26.7	27.0
Refining margin adjusted for FIFO impact per crude oil throughput barrel	$8.85	$7.19	$9.85	$8.07

EBITDA and Adjusted EBITDA. EBITDA represents net income (loss) before (i) interest expense and other financing costs, net of interest income, (ii) income tax expense and (iii) depreciation and amortization. Adjusted EBITDA represents EBITDA adjusted for (i) FIFO impact, (favorable) unfavorable; (ii) major scheduled turnaround expenses (that many of our competitors capitalize and thereby exclude from their measures of EBITDA and adjusted EBITDA); (iii) (gain) loss on derivatives, net and (iv) current period settlements on derivative contracts.

We present Adjusted EBITDA because it is the starting point for our determination of available cash for distribution. EBITDA and Adjusted EBITDA are not recognized terms under GAAP and should not be substituted for net income (loss) or cash flow from operations. We believe that EBITDA and Adjusted EBITDA enable investors to better understand our ability to make distributions to our common unitholders, help investors evaluate our ongoing operating results and allow for greater transparency in reviewing our overall financial, operational and economic performance. EBITDA and Adjusted EBITDA presented by other companies may not be comparable to our presentation, since each company may define these terms differently.

A reconciliation of net income (loss) to EBITDA and EBITDA to Adjusted EBITDA for the three months and years ended December 31, 2017 and 2016 is as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(in millions)
Net income (loss)	$(29.0)	$(10.7)	$88.8	$15.3
Add:
Interest expense and other financing costs, net of interest income	11.9	11.6	46.7	43.3
Income tax expense	—	—	—	—
Depreciation and amortization	33.6	33.4	133.1	129.0
EBITDA	16.5	34.3	268.6	187.6
Add:
FIFO impact, favorable	(30.4)	(22.4)	(29.6)	(52.1)
Major scheduled turnaround expenses	43.0	—	80.4	31.5
Loss on derivatives, net	65.0	14.6	69.8	19.4
Current period settlements on derivative contracts(1)	(17.7)	1.2	(16.6)	36.4
Adjusted EBITDA	$76.4	$27.7	$372.6	$222.8
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(1)
Represents the portion of gain (loss) on derivatives, net related to contracts that matured during the respective periods and settled with counterparties. There are no premiums paid or received at inception of the derivative contracts and upon settlement, there is no cost recovery associated with these contracts.

Available cash for distribution will generally equal Adjusted EBITDA reduced for cash needed for (i) debt service; (ii) reserves for environmental and maintenance capital expenditures; (iii) reserves for major scheduled turnaround expenses and, to the extent applicable, (iv) reserves for future operating or capital needs that the board of directors of our general partner deems necessary or appropriate, if any. Available cash for distribution may be increased by the release of previously established cash reserves, if any, and other excess cash, at the discretion of the board of directors of our general partner. Actual distributions are set by the board of directors of our general partner. Available cash for distribution is not a recognized term under GAAP. Available cash for distribution should not be considered in isolation or as an alternative to net income (loss) or operating income (loss) as a measure of operating performance. In addition, available cash for distribution is not presented as, and should not be considered, an alternative to cash flows from operations or as a measure of liquidity. Available cash for distribution as reported by the Partnership may not be comparable to similarly titled measures of other entities, thereby limiting its usefulness as a comparative measure.

A reconciliation of Adjusted EBITDA to Available cash for distribution for the three months and year ended December 31, 2017 is as follows:

	Three Months Ended December 31, 2017	Year Ended December 31, 2017
	(in millions, except per unit data)
Adjusted EBITDA	$76.4	$372.6
Adjustments:
Less:
Cash needs for debt service	(10.0)	(40.0)
Reserves for environmental and maintenance capital expenditures	(25.0)	(103.1)
Reserves for major scheduled turnaround expenses	—	(45.0)
Reserves for future operating needs	—	(54.5)
Add:
Release of previously established cash reserves	24.2	74.2
Available cash for distribution	$65.6	$204.2

Distribution declared, per common unit(1)	$0.45	$1.39
Common units outstanding	147.6	147.6
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(1)	The Partnership announced a cash distribution of 45 cents per common unit for the fourth quarter of 2017.

Derivatives Summary. The Partnership enters into commodity swap contracts through crack spread swap agreements with financial counterparties to fix the spread risk between the crude oil the Partnership purchases and the refined products the refineries produce for sale. Through these swaps, the Partnership will sell a fixed differential for the value between the selected refined product benchmark and the benchmark crude oil price, thereby locking in a margin for a portion of the refineries' production. The physical volumes are not exchanged and these contracts are net settled with cash. From time to time, the Partnership holds various NYMEX positions through a third-party clearing house.

The table below summarizes our open commodity swap positions as of December 31, 2017. The positions are primarily in the form of crack spread swap agreements with financial counterparties, wherein the Partnership has locked in differentials at the fixed prices noted below. As of December 31, 2017, the open commodity swap positions for 2018 were comprised of approximately 49.4% for 2-1-1 crack swaps, 25.3% for distillate crack swaps and 25.3% for gasoline crack swaps. Additionally, as of December 31, 2017, the Partnership had open forward purchase and sale commitments for 5.8 million barrels of Canadian crude oil priced at fixed differentials that are not considered probable of physical settlement and are accounted for as derivatives at December 31, 2017. The fair value of the outstanding Canadian crude oil contracts at December 31, 2017 was a net unrealized loss of $26.0 million.

Commodity Swaps	Barrels	Fixed Price (1)
First Quarter 2018	7,050,000	$18.66
Second Quarter 2018	3,600,000	21.19
Third Quarter 2018	3,600,000	19.21

Total	14,250,000	$19.44

(1)	Weighted-average price of all positions for period indicated.

Q1 2018 Outlook. The table below summarizes our outlook for certain refining statistics and financial information for the first quarter of 2018. See “forward looking statements.”

	Q1 2018
	Low	High
Refinery Statistics:
Total crude oil throughput (bpd)	175,000	185,000
Total refining production (bpd)	185,000	195,000

Direct operating expenses(1) (in millions)	$95.0	$105.0

Total capital spending (in millions)	$15.0	$25.0
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(1) Direct operating expenses are shown exclusive of depreciation and amortization and major scheduled turnaround expenses.